                        RESTATED CERTIFICATE OF INCORPORATION

                                          OF

                                     HACH COMPANY

    Hach Company, a corporation organized and existing under the laws of the State of Delaware, hereby certifies as follows:

    1. The name of the corporation is Hach Company and the name under which the corporation was originally incorporated is Hach Chemical Company. The date of filing of its original Certificate of Incorporation with the Secretary of State was the third day of April, A.D. 1968.

    2. This Restated Certificate of Incorporation only restates and integrates and does not further amend the provisions of the Certificate of Incorporation of this corporation as heretofore amended or supplemented and there is no discrepancy between those provisions and the provisions of this Restated Certificate of Incorporation.

    3. The text of the Certificate of Incorporation as amended or supplemented heretofore is hereby restated without further amendments or changes to read as herein set forth in full:

    FIRST.    The name of the Corporation is Hach Company.

    SECOND.   The address of its registered office in the State of Delaware is
Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, in the County of New Castle, in the State of Delaware. The name of its registered agent at such address is The Corporation Trust Company.

    THIRD.    The purpose of the Corporation is to engage in any lawful act or activity, without limitation, for which corporations may be organized under the General Corporation Law of Delaware, and the Corporation shall have power to make and carry out any contract and to do any act and exercise any power which a co-partnership or natural person could lawfully do and exercise.

    FOURTH.   The total number of shares of capital stock which the Corporation shall have authority to issue is Twenty Five Million (25,000,000), all of which shall be common stock of the par value of One Dollar ($1.00) per share.



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

         No stockholder of this Corporation shall by reason of his holding shares of any class have any preemptive or preferential right (other than such rights, if any, as the Board of Directors, in its discretion may fix) to purchase or subscribe to any shares of any class of the Corporation, now or hereafter to be authorized, or any notes, debentures, bonds, or other securities convertible into or carrying warrants or options to purchase shares of any class, now or hereafter to be authorized, whether or not the issuance of any such notes, debentures, bonds, or other securities would adversely affect the dividend or voting rights of such stockholder; and the Board of Directors may issue shares of any class of this Corporation, or any notes, debentures, bonds, or other securities convertible into or carrying options or warrants to purchase shares of any class, without offering any such shares of any class, either in whole or in part, to the existing stockholders of any class.

    FIFTH.    The name and mailing address of the incorporation is Robert O.
Case, 104 South Michigan Avenue, Chicago, Illinois 60603.

    SIXTH.    For the management of the business and for the conduct of the affairs of the Corporation and in further definition, limitation and regulation of the powers of the Corporation, and the directors and the stockholders of the Corporation, it is further provided as follows:

         1. The number of directors of the Corporation shall be fixed by, or in the manner provided in, the By-Laws of the Corporation, but in no case shall the number of directors be less than three. Directors need not be stockholders. Vacancies in the Board of Directors resulting from any increase in the authorized number of directors or from the death, resignation, disqualification of any director or from any other cause may be filled by a majority of directors then in office, though less than a quorum.

         2. A director shall be fully protected in relying in good faith upon the books of account of the Corporation or statements prepared by any of its officials as to the value and amount of the assets, liabilities and/or net profits of the Corporation, or any other facts pertinent to the existence and amount of surplus or other funds from which dividends might properly be declared and paid.

         3. The Corporation shall, to the full extent permitted by Section 145 of the Delaware General Corporation Law, as amended from time to time, indemnify all persons whom it may indemnify pursuant thereto.

         4. The Corporation shall be entitled to treat the person in whose name any share, right, option, warrant, security or other obligation is registered as the owner thereof, for all purposes, and shall not be bound to recognize any equitable or other claim to or interest in such share, right, option, warrant, security or other obligation on the part of any other person, whether or not the Corporation shall have notice thereof, save as may be expressly provided by the laws of the State of Delaware.


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

         5. In furtherance and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized:

              (a) To make, amend, alter, change, add to or repeal the By-Laws of the Corporation in any manner not inconsistent with the laws of the State of Delaware, subject to the power of the stockholders to amend, alter, change, add to or repeal the By-Laws made by the Board of Directors.

              (b) To fix, determine and vary from time to time the amount to be maintained as surplus and the amount or amounts to be set apart as working capital.

              (c) To set apart out of any of the funds of the Corporation legally available for dividends a reserve or reserves for any proper purposes and/or to abolish any such reserve or reserves in the manner in which created.

              (d) To authorize and cause to be executed mortgages and liens, with or without limit as to amount, upon the real or personal property of the Corporation.

              (e) From time to time to determine whether and to what extent, at what time and place, and under what conditions and regulations the accounts and books of the Corporation, or any of them, shall be open to the inspection of any stockholder; and no stockholder shall have any right to inspect any account or book or document of the Corporation except as conferred by statute or the By-Laws of the Corporation or as authorized by resolution of the stockholders or Board of Directors.

              (f) To authorize the payment of compensation to the directors for services to the Corporation including fees and expenses for attendance at meetings of the Board of Directors, the Executive Committee and other committees and/or salaries for serving as such directors or committee members, and to determine the amount of such compensation.

              (g) From time to time to formulate, establish, promote and carry out, and to amend, alter, change, revise, recall, repeal or abolish, a plan or plans for the participation by all or any of the employees, including directors and officers, of the Corporation, or of any corporation, company, association, trust or organization in which or in the welfare of which the Corporation has any interest, and those actively engaged in the conduct of the Corporation's business, in the profits, gains or business of the Corporation or of any branch or division thereof, as part of the Corporation's legitimate expenses and for the furnishing to such employees, directors, officers or persons, or any of them, at the Corporation's expense, of medical services, insurance against accident, sickness or death, pensions during old age, disability or unemployment, education, housing, social services, recreation or other similar aids for their relief or general welfare, in such manner and upon such terms and conditions as the Board of Directors shall determine.

              (h) From time to time to formulate, establish and carry out, and to amend, alter, change, revise, recall, repeal or abolish, a plan or plans providing for the purchase of shares of stock of the Corporation by, or for the granting of options or other rights to purchase shares of stock of the Corporation to, all or any of the officers and other employees of the Corporation, upon such terms and conditions and for such consideration as the Board of Directors may determine in good faith to be fair and reasonable.

              (i) By resolution passed by a majority of the whole board, to designate one or more committees, each committee to consist of two or more directors of the Corporation, which, to the extent provided in the resolution or in the By-Laws of the Corporation, shall have and may exercise the powers of the Board of Directors in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers which may require it. Such committee or committees shall have such name or names as may be stated in the By-Laws of the Corporation or as may be determined from time to time by resolution adopted by the Board of Directors.

              (j) When and as authorized by the affirmative vote of the holders of a majority of the stock issued and outstanding having voting power given at a stockholders' meeting duly called for that purpose, or when authorized by the written consent of the holders of a majority of the voting stock issued and outstanding, to sell, lease or exchange all of the property and assets of the Corporation, including its good will and its corporate franchises, upon such terms and conditions and for such consideration, which may be in whole or in part shares of stock in, and/or other securities of, any other corporation or corporations, as its Board of Directors shall deem expedient and for the best interests of the Corporation.

              (k) Without the assent or vote of the stockholders, to authorize and issue obligations of the Corporation, secured or unsecured, to include therein such provisions as to redeemability, convertibility or otherwise, as the Board of Directors, in its sole discretion, may determine, and to authorize the mortgaging or pledging, as security therefor, of any property of the Corporation, real or personal, including after-acquired property.

              (l) In addition to the powers and authorities herein before or by statute expressly conferred upon it, to exercise all such powers and do all such acts and things as may be exercised or done by the Corporation, subject, nevertheless, to the provisions of the laws of the State of Delaware, or of the Certificate of Incorporation and of the By-Laws of the Corporation.


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

         6. At any time and from time to time when authorized by resolution of the Board of Directors and without any action by its stockholders, the Corporation may issue or sell any shares of its capital stock of any class or series, whether out of the unissued shares thereof authorized by the Certificate of Incorporation of the Corporation as originally filed or by any amendment thereof or out of shares of its capital stock acquired by it after the issue thereof, and whether or not the shares thereof so issued or sold shall confer upon the holders thereof the right to exchange or convert such shares for or into other shares of capital stock of the Corporation of any class or classes or any series thereof. When similarly authorized, but without any action by its stockholders, the Corporation may issue or grant rights, warrants or options, in bearer or registered or such other form as the Board of Directors may determine, for the purchase of shares of the capital stock of any class or series of the Corporation within such period of time, or without limit as to time, to such aggregate number of shares, and at such price per share, as the Board of Directors may determine. Such rights, warrants or options may be issued or granted separately or in connection with the issue of any bonds, debentures, notes, obligations or other evidences of indebtedness or shares of the capital stock of any class or series of the Corporation and for such consideration and on such terms and conditions as the Board of Directors in its sole discretion may determine. In each case the consideration to be received by the Corporation for any such shares so issued or sold shall be such as shall be fixed from time to time by resolution of the Board of Directors. Each share of the capital stock of the Corporation issued or sold pursuant to the foregoing provisions of this Paragraph 6 and the full consideration for which in each case as so fixed by the Board of Directors shall have been paid or delivered to the Corporation, shall be conclusively deemed to be full paid stock and shall not be liable to any further call or assessments thereon, and the holders thereof shall not be liable for any further payments in respect thereof. The Corporation may receive in payment, in whole or in part, for any shares of its capital stock issued or sold by it, cash, labor done, personal property or real property or leases thereof, and in the absence of actual fraud in the transaction, the judgment of the Board of Directors as to the value of the labor, personal property or real property or leases thereof so received shall be conclusive.

         7. Subject to any limitation in the By-Laws of the Corporation, the members of the Board of Directors of the Corporation shall be entitled to reasonable fees, salaries, or other compensation for their services and to reimbursement for their expenses as such members. Nothing contained herein shall preclude any director from serving the Corporation, or any subsidiary or affiliated corporation, in any other capacity and receiving proper compensation thereto.

    SEVENTH: The stockholders and the Board of Directors shall have the power, if the By-Laws so provide, to hold their respective meetings outside of the State of Delaware, and except as otherwise required by law, the corporate records, books, documents and papers of the Corporation may be kept outside of the State of Delaware.

    EIGHTH: The Corporation reserves the right, except with respect to Article Ninth hereof (for which separate and specific amendatory provisions are set forth in Article Ninth) to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

    NINTH: (1) Except as set forth in this Article Ninth, the affirmative vote of or consent of the holders of 80% of all outstanding shares of capital stock of the Corporation entitled to vote on all matters that may come before a meeting of stockholders, voting together without regard to class, shall be required:

              (a) for the adoption of any agreement for the merger or consolidation of the Corporation or any subsidiary of the Corporation with or into any other corporation,

              (b) to authorize any sale, lease, exchange or other disposition by the Corporation or any subsidiary of the Corporation, whether or not in partial or complete liquidation, of all or any substantial part of the assets of the Corporation or any subsidiary of the Corporation to any other corporation, person or other entity, or

              (c) any issuance or transfer by the Corporation or any subsidiary of the Corporation of (i) voting securities of the Corporation in excess of 10% of the voting securities then outstanding or (ii) any securities of any subsidiary of the Corporation to any other corporation, person or other entity in exchange for securities, cash or other property, if, in any of the above cases, as of the record date for the determination of stockholders entitled to notice thereof and to vote thereon or consent thereto such other corporation, person or entity is the beneficial owner, directly or indirectly, of more than 5% of the outstanding shares of capital stock of the Corporation entitled to vote on all matters that may come before such meeting of stockholders.

         (2) For the purposes of this Article Ninth, (a) any corporation, person or other entity shall be deemed to be the beneficial owner of any shares of capital stock of the Corporation (i) which it has the right to acquire pursuant to any agreement or upon exercise of any conversion rights, warrants or options or otherwise, or (ii) which are beneficially owned directly or indirectly (including shares deemed owned through application of clause (i) above), by any other corporation, person or entity with which it or its "affiliate" or "associate" (as defined below) has any agreement, arrangement or undertaking for the purpose of acquiring, holding, voting or disposing of stock of the Corporation or which is its "affiliate" or "associate" as those terms are defined in Rule 12b-2 of the General Rules and Regulations under the Securities Exchange Act of 1934 as in effect on June 1, 1977, and (b) the outstanding shares of any class of capital stock of the Corporation shall include shares deemed owned through application of clauses
(i) and (ii) above but shall not include any other shares which may be issuable pursuant to any agreement, or upon exercise of conversion rights, warrants or options or otherwise.

         (3) The Board of Directors shall have the power and duty to determine for the purposes of this Article Ninth, on the basis of information known to the Corporation, whether (a) such other corporation, person or other entity beneficially owns more than 5% of the outstanding shares of capital stock of the Corporation entitled to vote on all matters that may come before each meeting of stockholders, (b) a corporation, person or entity is an "affiliate" or "associate" (as defined above) of another corporation, person or entity, (c) the voting securities of the Corporation being issued in exchange or payment for any assets of any other corporation, person or entity, exceed 10% of the voting securities of the Corporation, and (d) the memorandum of understanding referred to below is substantially consistent with the transaction covered thereby. Any such determination shall be conclusive and binding for all purposes of this Article Ninth.

         (4) The provisions of this Article Ninth shall not be applicable to any transaction referred to in subparagraphs (a), (b) and (c) of paragraph (1) of this Article Ninth, if (i) the Board of Directors of the Corporation shall by resolution have approved a memorandum of understanding with the other corporation, person or entity with respect to and substantially consistent with such transaction prior to the time that such other corporation, person or entity shall have become a holder of more than 5% of the outstanding shares of capital stock of the Corporation entitled to vote on all matters that may come before any meeting of stockholders, or (ii) the Corporation, or a subsidiary of the Corporation, is, at the time such transaction is consummated, the beneficial owner of (a) a majority, by vote, of the outstanding shares of all classes of capital stock entitled to vote generally in elections of directors of the other corporation, or (b) a majority by vote of the voting interest in the other entity with which such transaction is to be consummated.

         (5) No amendment to this Certificate of Incorporation of the Corporation shall amend, alter, change or repeal any of the provisions of this Article Ninth, unless the amendment effecting such amendment, alteration, change or repeal shall receive the affirmative vote or consent of the holders of 80% of all outstanding shares of capital stock of the Corporation entitled to vote on all matters that may come before each meeting of stockholders, voting together without regard to class.

    TENTH: Directors of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of a director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under section 174 of the General Corporation Law of Delaware, or
(iv) for any transaction from which the director derived improper personal benefit.


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    4.   This Restated Certificate of Incorporation was duly adopted by the
Board of Directors in accordance with Section 245 of the General Corporation Law of the State of Delaware.

    5. This Restated Certificate of Incorporation shall be effective on the date of filing.


    IN WITNESS WHEREOF, said Hach Company has caused this Certificate to be signed by Robert O. Case, its Secretary, this third day of December, 1996.

                                  HACH COMPANY



                                  By: /s/ Robert O. Case
                                      ---------------
                                        Secretary


STATE OF ILLINOIS  )
                   )    SS
COUNTY OF COOK     )


    BE IT REMEMBERED that on this third day of December, 1996, personally came before me, a Notary Public for the State of Illinois, the party to the foregoing Certificate of Incorporation, known to me personally to be such, and acknowledged that said Certificate to be the act and deed of the signer and that the facts stated therein are true.

    Given under my hand and seal of office the day and year aforesaid.


                                         /s/ Diane F. Mosher
                                         --------------------
                                         Notary Public


My commission expires:

February 23, 1997
-----------------




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